As filed with the Securities and Exchange Commission on October 26, 2012

Registration No. 333-184314

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAFT FOODS GROUP, INC.

(Exact name of registrant as specified in its charter)

2000	Virginia	36-3083135
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Three Lakes Drive

Northfield, Illinois 60093

(847) 646-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim K. W. Rucker

Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

(847) 646-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Kraft Foods Group, Inc. (“Amendment No. 1”) is being filed solely for the purpose of filing certain exhibits, as indicated on the exhibit index contained in Item 21 of Part II below. This Amendment No. 1 does not relate to the contents of the preliminary prospectus contained in the Registration Statement on Form S-4, which is not amended hereby. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Kraft Foods Group, Inc., has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Northfield, State of Illinois, on the 26th day of October, 2012.

KRAFT FOODS GROUP, INC.

By:	/s/ Timothy R. McLevish
Name:	Timothy R. McLevish
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* W. Anthony Vernon	Chief Executive Officer and Director (Principal Executive Officer and Director)	October 26, 2012

/s/ Timothy R. McLevish Timothy R. McLevish	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2012

* James Kehoe	Senior Vice President, Corporate Finance (Principal Accounting Officer)	October 26, 2012

* John T. Cahill	Executive Chairman	October 26, 2012

* Abelardo E. Bru	Director	October 26, 2012

* L. Kevin Cox	Director	October 26, 2012

* Myra M. Hart	Director	October 26, 2012

* Peter B. Henry	Director	October 26, 2012

* Jeanne P. Jackson	Director	October 26, 2012

* Terry J. Lundgren	Director	October 26, 2012

* Mackey J. McDonald	Director	October 26, 2012

* John C. Pope	Director	October 26, 2012

* E. Follin Smith	Director	October 26, 2012

/s/ Timothy R. McLevish Timothy R. McLevish	As Attorney-In-Fact for the individuals noted above with an asterisk.	October 26, 2012

S-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20:	Indemnification of Directors and Officers.

As permitted by Virginia law, our Amended and Restated Articles of Incorporation provide that no director or officer shall be liable to us or our shareholders for monetary damages arising out of any transaction, occurrence or other course of conduct, except for liability resulting from willful misconduct or a knowing violation of criminal law or of any federal or state securities laws.

Our Amended and Restated Articles of Incorporation require us to indemnify any director or officer who was or is a party to a proceeding due to his or her status as our director or officer unless he or she engaged in willful misconduct or a knowing violation of criminal law. The SEC has informed us that, in its opinion, a provision for indemnification of liabilities incurred under the Securities Act conflicts with public policy and is unenforceable.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

We have entered into indemnification agreements with our directors and officers who also serve as directors. These agreements contain provisions that may require us, among other things, to indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers.

Item 21.	Exhibits and Financial Statement Schedules

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit

2.1	Separation and Distribution Agreement between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012.**

2.2	Canadian Asset Transfer Agreement between Mondelez Canada Inc. and Kraft Canada Inc., dated as of September 29, 2012.**

2.3	Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Kraft Foods Global Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc., dated as of October 1, 2012.**

2.4	Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC., dated as of September 27, 2012.**

3.1	Amended and Restated Articles of Incorporation of Kraft Foods Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed with the SEC on July 17, 2012).

3.2	Amended and Restated Bylaws of Kraft Foods Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the SEC on July 17, 2012).

4.1	Indenture by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10 filed with the SEC on June 21, 2012).

Exhibit Number	Exhibit

4.2	Supplemental Indenture No. 1 by and between Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed with the SEC on June 21, 2012).

4.3	Supplemental Indenture No. 2 by and between Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of July 18, 2012 (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form 10 filed with the SEC on August 6, 2012).

4.4	Registration Rights Agreement dated June 4, 2012 among Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as initial guarantor, and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc.‡

4.5	Registration Rights Agreement dated July 18, 2012 among Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as initial guarantor, and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBS Securities Inc.‡

5.1	Opinion of Gibson, Dunn & Crutcher LLP.‡

5.2	Opinion of Hunton & Williams LLP as to matters of Virginia law.‡

10.1	Offer of Employment Letter between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and John T. Cahill, dated December 3, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10 filed with the SEC on April 2, 2012 (File No. 001-35491)).

10.2	$3,000,000,000 Five-Year Revolving Credit Agreement, by and among Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, the initial lenders named therein, JPMorgan Chase Bank, N.A. and Barclays Bank plc, as co-administrative agents, JPMorgan Chase Bank, N.A., as paying agent, Citibank, N.A. and The Royal Bank of Scotland plc, as co-syndication agents, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Bank, National Association, as co-documentation agents, dated as of May 18, 2012.

10.3	Tax Sharing and Indemnity Agreement by and between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012.

10.4	Employee Matters Agreement between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012.

10.5	Master General Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC, dated as of September 27, 2012.*

10.6	Master Information Technology Transition Services Agreement between Kraft Foods Group, Inc. and Mondelēz Global LLC, dated as of September 27, 2012.*

10.7	Kraft Foods Group, Inc. Change in Control Plan for Key Executives, adopted as of October 2, 2012.

10.8	Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 12, 2012 (File No. 333-183867)).

10.9	Kraft Foods Group, Inc. 2012 Performance Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 12, 2012 (File No. 333-183868)).

Exhibit Number	Exhibit

10.10	Form of Indemnity Agreement between Kraft Foods Group, Inc. and Non-Management Directors (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form 10 filed with the SEC on July 17, 2012 (File No. 001-35491)).

10.11	Form of Indemnity Agreement between Kraft Foods Group, Inc. and Directors and Officers (incorporated by reference to Exhibit 10.25 to the Company’s Registration Statement on Form 10 filed with the SEC on July 17, 2012 (File No. 001-35491)).

10.12	Offer of Employment Letter between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Robert J. Gorski, dated April 25, 2012 (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form 10 filed with the SEC on August 6, 2012 (File No. 001-35491)).

10.13	Offer of Employment Letter between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kim K. W. Rucker, dated July 16, 2012.

12.1	Ratio of Earnings to Fixed Charges.‡

21.1	List of subsidiaries of Kraft Foods Group, Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form 10 filed with the SEC on July 17, 2012 (File No. 001-35491)).

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).‡

23.2	Consent of Hunton & Williams LLP as to matters of Virginia law (included in Exhibit 5.2).‡

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Kraft Foods Group, Inc.‡

24.1	Power of Attorney.‡

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas.‡

99.1	Form of Letter of Transmittal.‡

99.2	Form of Notice of Guaranteed Delivery.‡

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.‡

99.4	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.‡

99.5	Instructions for Certification of Taxpayer Identification Number on IRS Form W-9.‡

‡	Previously filed on October 5, 2012.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the Securities and Exchange Commission.
**	Kraft Foods Group, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post—effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.